Exhibit 99.1

Sotera Health Reports First-Quarter 2024 Results
•Q1 2024 net revenues increased 12.5% to $248 million, compared to Q1 2023
•Q1 2024 net income of $6 million or $0.02 per diluted share, compared to net income of $3 million or $0.01 per diluted share in Q1 2023
•Q1 2024 Adjusted EBITDA(1) increased 13.7% to $112 million, compared to Q1 2023
•Q1 2024 Adjusted EPS(1) of $0.13 compared to Adjusted EPS of $0.13 in Q1 2023
•Company reaffirms 2024 outlook
CLEVELAND, OH, May 2, 2024 – Sotera Health Company (“Sotera Health” or the “Company”) (Nasdaq: SHC), a leading global provider of mission-critical end-to-end sterilization solutions, lab testing and advisory services for the healthcare industry, today announced financial results for the three months ended March 31, 2024.
First-quarter 2024 net revenues increased 12.5% to $248 million, compared to $221 million in the first-quarter 2023. Net revenues increased 11.8% on a constant currency basis. Net income was $6 million, or $0.02 per diluted share, compared to net income of $3 million, or $0.01 per diluted share for the first-quarter 2023. Adjusted EBITDA for the first-quarter 2024 increased by 13.7% to $112 million compared to the first-quarter 2023. First-quarter 2024 Adjusted Earnings Per Diluted Share (“Adjusted EPS”) of $0.13 was flat compared to the first-quarter 2023.
“This morning we announced a solid start to the year delivering top- and bottom-line growth for the quarter,” said Chairman and Chief Executive Officer, Michael B. Petras, Jr. “We are reaffirming the Company’s 2024 outlook that we previously provided. The team remains focused on executing on our strategic priorities as we manage through continued market headwinds.”
“We are also pleased that the Environmental Protection Agency (EPA) finalized its update of the National Emission Standards for Hazardous Air Pollutants (NESHAP),” added Petras. “Although the updated requirements will be very challenging for the sterilization industry to meet, we believe that Sterigenics’ significant investments in state-of-the-art emission controls have positioned Sterigenics to be able to comply with the updated standards within the timeframes specified by the final rule.”
Petras concluded, “As always, our focus is to support our global team members while serving our customers with high quality, safe and reliable service.”
First-Quarter Review by Business Segment
Sterigenics
For first-quarter 2024, net revenues were $166 million, an increase of 4.1% compared to the first quarter a year ago. Segment income was $86 million, an increase of 3.6%.
Net revenue growth for first-quarter 2024 was driven by favorable pricing and changes in foreign currency exchange rates, partially offset by unfavorable volume and mix.
(1)This is a non-GAAP financial measure used throughout this press release; please refer to the section “Non-GAAP Financial Measures” for explanations of our Non-GAAP financial measures and the schedules provided later in this release for reconciliations of reported GAAP to Non-GAAP financial measures.

Segment income growth for the quarter was driven by favorable pricing, partially offset by unfavorable volume and mix, as well as inflation.
Nordion
For first-quarter 2024, net revenues were $24 million, an increase of 180.8%, compared to an unusually light first quarter a year ago. Segment income increased 606.7% to $11 million.
Increases in net revenues, segment income and segment income margin for the first-quarter 2024 were primarily driven by favorable volume and mix related to the timing of reactor harvest schedules.
Nelson Labs
For first-quarter 2024, net revenues were $58 million, an increase of 10.8% compared to the first quarter a year ago. Segment income increased 8.8% to $15 million.
Net revenue and segment income growth for the first-quarter 2024 were primarily driven by volume and mix improvements as well as favorable pricing.
Balance Sheet and Liquidity
As of March 31, 2024, Sotera Health had $2.3 billion in total debt, and $261 million in cash and cash equivalents, compared to $2.3 billion in total debt and $296 million in cash and cash equivalents as of December 31, 2023. As of March 31, 2024, the Company had no balance outstanding on its revolving credit facility. Material debt balances currently outstanding do not mature until 2026. Sotera Health’s Net Leverage Ratio(2) as of March 31, 2024 was 3.8x, consistent with December 31, 2023.
On March 1, 2024 the Company extended the maturity of its revolving credit facility to the earlier of March 1, 2029 and the date that is 91 days prior to the maturity date of its existing term loans.

Reaffirming 2024 Outlook
Today, Sotera Health is reaffirming the 2024 outlook first provided on February 27, 2024. As a reminder, the outlook is:
•Net revenues and Adjusted EBITDA growth in the range of 4.0% to 6.0%,
•Interest Expense in the range of $170 million to $180 million,
•Tax rate applicable to Adjusted Net Income(2) in the range of 31.5% to 34.5%,
•Adjusted EPS in the range of $0.67 to $0.75,
•A weighted-average fully diluted share count in the range of 283 million to 285 million shares,
•Capital expenditures in the range of $205 million to $225 million.
The Company does not provide a reconciliation for non-GAAP financial measures on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items without unreasonable effort. The Company cannot reconcile its expected Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Net Leverage Ratio without unreasonable effort because certain items that impact net income, earnings per share and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time, including uncertainties caused by
(2) This is a non-GAAP financial measure used throughout this press release; please refer to the section “Non-GAAP Financial Measures” for explanations of our Non-GAAP financial measures and the schedules provided later in this release for reconciliations of reported GAAP to Non-GAAP financial measures.

changes to the regulatory landscape, restructuring items and certain fair value measurements, all of which are potential adjustments for future earnings.
The outlook provided above contains a number of assumptions, including, among others, the Company’s current expectations regarding supply chain continuity, particularly for the supply of EO and Cobalt-60, the impact of inflationary trends including their impact on energy prices and the supply of labor, and the expectation that exchange rates as of March 31, 2024 remain constant for the remainder of 2024. Our outlook is based on current plans and expectations and is subject to a several known and unknown risks and uncertainties, including those set forth below under “Cautionary Note Regarding Forward-Looking Statements.”
Earnings Webcast
Sotera Health management will host a conference call and webcast to discuss the Company’s operating highlights and financial results at 9:00 a.m. Eastern Time today. To participate in the live call, please dial 1-844-481-2916 if dialing in from the United States, or 1-412-317-0709 if dialing in from other locations. A live webcast of the conference call and accompanying materials may also be accessed via the Investor Relations section of the Company’s website at Presentation & Events | Sotera Health. A replay of the webcast will be archived on the Company’s website.
Updates on recent developments in matters relevant to investors can be found on the Investor Relations section of the Sotera Health website at Investor Relations | Sotera Health. For developments related to EO, updates can be found at Ethylene Oxide | Sotera Health.
Upcoming Investor Events
•RBC 2024 Global Healthcare Conference at 9:30 a.m. Eastern Time, May 15, 2024
•Sotera Health 2024 Annual Meeting of Shareholders at 9:00 a.m. Eastern Time, May 23, 2024
•Jefferies Global Healthcare Conference, June 5, 2024
•Goldman Sachs 45th annual Global Healthcare Conference, June 12, 2024
Cautionary Note Regarding Forward-Looking Statements
Unless expressly indicated or the context requires otherwise, the terms “Sotera Health,” “Company,” “we,” “us,” and “our” in this document refer to Sotera Health Company, a Delaware corporation, and, where appropriate, its subsidiaries on a consolidated basis. This release contains forward-looking statements that reflect management’s expectations about future events and the Company’s operating plans and performance and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident” or the negative versions of those words or other comparable words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, are forward-looking statements. Any forward-looking statements contained in this release are based upon our historical performance and on our current plans, estimates and expectations of the Company’s future performance and the future performance of the markets in which the Company operates in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. These risks and uncertainties include, without limitation, any disruption in the availability or supply of, or increases in the price of ethylene oxide (“EO”) or Cobalt-60, or our other direct materials, services and supplies, including as a result of geopolitical instability and/or sanctions against Russia; fluctuations in foreign currency exchange rates; changes in industry trends, environmental, health and safety regulations or preferences, and general economic, social and business conditions; the impact and outcome of current and future legal proceedings and liability claims, including litigation related to use of EO and/or emission and releases of EO from our facilities in California, Georgia, Illinois and New Mexico and the possibility that other claims will be made in the future relating to these or other facilities; our ability to increase capacity at existing facilities, build new facilities in a timely and cost-effective manner and renew leases for our leased facilities; our ability to attract and retain qualified employees; the risks of doing business internationally, including global and regional economic and political instability and compliance with numerous and sometimes inconsistent laws and regulations in multiple jurisdictions; and an inability to pursue strategic transactions, find suitable acquisition targets, or integrate strategic acquisitions into our business successfully. For additional discussion of these risks and uncertainties, please refer to the Company’s filings with the SEC, such as its annual and quarterly reports. We do not undertake any obligation to publicly update or revise these forward-looking statements, except as otherwise required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, we consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Segment income margin, Net Debt and Net Leverage Ratio and constant currency, financial measures that are not based on any standardized methodology prescribed by GAAP.
We define Adjusted Net Income as net income (loss) before amortization and certain other adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period.
We define Adjusted EBITDA as Adjusted Net Income before interest expense, depreciation (including depreciation of Co-60 used in our operations) and income tax provision applicable to Adjusted Net Income.
Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net revenues.
Segment income margin is equal to segment income divided by net segment revenues.
We define Adjusted EPS as Adjusted Net Income divided by the weighted average number of diluted shares outstanding.
Our Net Debt is equal to our total debt net of unamortized debt issuance costs and debt discounts, less cash and cash equivalents.
Our Net Leverage Ratio is equal to Net Debt divided by Adjusted EBITDA.
Constant currency is a non-GAAP financial measure we use to assess performance excluding the impact of foreign currency exchange rate changes. We calculate constant currency net revenues by translating prior year net revenues in local currency at the average exchange rates applicable for the current period. The translated results are then used to determine year-over-year percentage increases or decreases. We generally refer to such amounts calculated on a constant currency basis as excluding the impact of foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

We use these non-GAAP financial measures as the principal measures of our operating performance. Management believes these measures allow management to more effectively evaluate our operating performance and compare the results of our operations from period to period without the impact of certain non-cash items and non-routine items that we do not expect to continue at the same level in the future and other items that are not core to our operations. We believe that these measures are useful to our investors because they provide a more complete understanding of the factors and trends affecting our business than could be obtained without these measures and their disclosure. In addition, we believe these measures will assist investors in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented. Our management also uses these measurements in their financial analysis and operational decision-making and Adjusted EBITDA serves as the key metric for the attainment of our primary annual incentive program. These measures may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.
About Sotera Health
Sotera Health Company is a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry. Sotera Health goes to market through three businesses – Sterigenics®, Nordion® and Nelson Labs®. Sotera Health is committed to its mission, Safeguarding Global Health®.
INVESTOR RELATIONS CONTACT
Jason Peterson
Vice President & Treasurer, Sotera Health
IR@soterahealth.com
MEDIA CONTACT
Kristin Gibbs
Chief Marketing Officer, Sotera Health
kgibbs@soterahealth.com
Source: Sotera Health Company

###

Sotera Health Company
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Service	$226,481	$214,510
Product	21,695	6,080
Total net revenues	248,176	220,590
Cost of revenues:
Service	110,852	104,210
Product	10,209	4,877
Total cost of revenues	121,061	109,087
Gross profit	127,115	111,503
Operating expenses:
Selling, general and administrative expenses	58,209	61,910
Amortization of intangible assets	15,732	16,227
Total operating expenses	73,941	78,137
Operating income	53,174	33,366
Interest expense, net	41,771	28,870
Foreign exchange (gain) loss	(572)	347
Other expense (income), net	961	(1,253)
Income before income taxes	11,014	5,402
Provision for income taxes	4,691	2,560
Net income	6,323	2,842

Earnings per share:
Basic	$0.02	$0.01
Diluted	0.02	0.01
Weighted average number of shares outstanding:
Basic	281,913	280,691
Diluted	284,062	282,977

Sotera Health Company
Segment Data
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Segment revenues:
Sterigenics	$166,497	$159,997
Nordion	24,007	8,551
Nelson Labs	57,672	52,042
Total net revenues	$248,176	$220,590
Segment income:
Sterigenics	$85,818	$82,840
Nordion	10,785	1,526
Nelson Labs	15,341	14,102
Total segment income	111,944	98,468
Less adjustments:
Interest expense, net(a)	41,771	28,870
Depreciation and amortization(b)	40,430	39,538
Share-based compensation(c)	8,657	7,348
Loss on foreign currency and derivatives not designated as hedging instruments, net(d)	1,230	535
Business optimization expenses(e)	54	2,231
Refinancing and secondary offering costs(f)	1,807	—
Professional services relating to EO sterilization facilities(g)	6,339	13,972
Accretion of asset retirement obligations(h)	642	572
Consolidated income before income taxes	$11,014	$5,402
(a)Interest expense, net presented in this reconciliation for the three months ended March 31, 2023 has been adjusted to conform to the current year presentation to include interest expense, net on Term Loan B attributable to the loan proceeds that were used to fund the $408.0 million Illinois EO litigation settlement.
(b)Includes depreciation of Co-60 held at gamma irradiation sites.
(c)Represents share-based compensation expense to employees and Non-Employee Directors.
(d)Represents the effects of (i) fluctuations in foreign currency exchange rates and (ii) non-cash mark-to-fair value of embedded derivatives relating to certain customer and supply contracts at Nordion.
(e)Represents (i) certain costs related to acquisitions and the integration of recent acquisitions, (ii) the earnings impact of fair value adjustments (excluding those recognized within amortization expense) resulting from the businesses acquired, (iii) transition services income and non-cash deferred lease income associated with the terms of the divestiture of the Medical Isotopes business in 2018, (iv) professional fees and other costs associated with business optimization, cost saving and other process enhancement projects, and (v) professional fees, payroll costs, and other costs, including ongoing lease and utility expenses associated with the closure of the Willowbrook, Illinois facility. The three months ended March 31, 2023 includes a $1.0 million cancellation fee received from a tenant in connection with the termination of an office space lease at the Nordion facility.
(f)The three months ended March 31, 2024 includes $1.1 million of expenses incurred in connection with the secondary offering of our common stock that closed on March 4, 2024 and write-off of unamortized debt issuance costs in connection with Amendment No. 3 to the Revolving Credit Facility.
(g)Represents litigation and other professional fees associated with our EO sterilization facilities. Amounts presented for the three months ended March 31, 2023 have been adjusted to exclude interest expense, net associated with Term Loan B attributable to the loan proceeds that were used to fund the $408.0 million Illinois EO litigation settlement.
(h)Represents non-cash accretion of asset retirement obligations related to Co-60 and gamma processing facilities, which are based on estimated site remediation costs for any future decommissioning of these facilities and are accreted over the life of the asset.

Sotera Health Company
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of March 31,	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$262,820	$301,654
Accounts receivable, net	111,069	147,696
Inventories, net	51,342	48,316
Other current assets	61,948	59,578
Total current assets	487,179	557,244
Property, plant, and equipment, net	979,422	946,914
Operating lease assets	22,517	24,037
Other intangible assets, net	390,457	416,318
Goodwill	1,102,851	1,111,190
Other assets	77,266	74,717
Total assets	$3,059,692	$3,130,420
Liabilities and equity
Total current liabilities	$152,340	$230,654
Long-term debt, less current portion	2,224,611	2,223,674
Other noncurrent liabilities	193,197	167,904
Deferred income taxes	60,152	64,454
Total liabilities	2,630,300	2,686,686
Total equity	429,392	443,734
Total liabilities and equity	$3,059,692	$3,130,420

Sotera Health Company
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income	$6,323	$2,842
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash items	44,603	47,239
Changes in operating assets and liabilities	(41,227)	(16,210)
Net cash provided by operating activities	9,699	33,871
Investing activities:
Purchases of property, plant and equipment	(34,890)	(45,000)
Other investing activities	37	32
Net cash used in investing activities	(34,853)	(44,968)
Financing activities:
Proceeds from long-term borrowings	—	500,000
Payment on long-term borrowings	(1,250)	—
Payment on revolving credit facility	—	(200,000)
Payments of debt issuance costs	(1,291)	(24,457)
Buyout of leased facilities	(6,736)	—
Other financing activities	(2,664)	(1,627)
Net cash (used in) provided by financing activities	(11,941)	273,916
Effect of exchange rate changes on cash and cash equivalents	(1,739)	1,067
Net (decrease) increase in cash and cash equivalents, including restricted cash	(38,834)	263,886
Cash and cash equivalents, including restricted cash, at beginning of period	301,654	396,294
Cash and cash equivalents, including restricted cash, at end of period	$262,820	$660,180

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$69,735	$35,456
Cash paid during the period for income taxes, net of tax refunds received	9,837	14,014
Purchases of property, plant and equipment included in accounts payable	15,454	13,061

Sotera Health Company
Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$6,323	$2,842
Amortization of intangible assets	20,124	20,607
Share-based compensation(a)	8,657	7,348
Loss on foreign currency and derivatives not designated as hedging instruments, net(b)	1,230	535
Business optimization expenses(c)	54	2,231
Refinancing and secondary offering costs(d)	1,807	—
Professional services relating to EO sterilization facilities(e)	6,339	13,972
Accretion of asset retirement obligations(f)	642	572
Income tax benefit associated with pre-tax adjustments(g)	(9,546)	(12,250)
Adjusted Net Income	35,630	35,857
Interest expense, net(h)	41,771	28,870
Depreciation(i)	20,306	18,931
Income tax provision applicable to Adjusted Net Income(j)	14,237	14,810
Adjusted EBITDA(k)	$111,944	$98,468

Net Revenues	$248,176	$220,590
Adjusted EBITDA Margin	45.1%	44.6%
Weighted average number of shares outstanding
Basic	281,913	280,691
Diluted	284,062	282,977
Earnings per share
Basic	$0.02	$0.01
Diluted	0.02	0.01
Adjusted earnings per share
Basic	$0.13	$0.13
Diluted	0.13	0.13
(a)Represents share-based compensation expense to employees and Non-Employee Directors.
(b)Represents the effects of (i) fluctuations in foreign currency exchange rates and (ii) non-cash mark-to-fair value of embedded derivatives relating to certain customer and supply contracts at Nordion.
(c)Represents (i) certain costs related to acquisitions and the integration of recent acquisitions, (ii) the earnings impact of fair value adjustments (excluding those recognized within amortization expense) resulting from the businesses acquired, (iii) transition services income and non-cash deferred lease income associated with the terms of the divestiture of the Medical Isotopes business in 2018, (iv) professional fees and other costs associated with business optimization, cost saving and other process enhancement projects, and (v) professional fees, payroll costs, and other costs, including ongoing lease and utility expenses associated with the closure of the Willowbrook, Illinois facility. The three months ended March 31, 2023 includes a $1.0 million cancellation fee received from a tenant in connection with the termination of an office space lease at the Nordion facility.
(d)The three months ended March 31, 2024 includes $1.1 million of expenses incurred in connection with the secondary offering of our common stock that closed on March 4, 2024 and write-off of unamortized debt issuance costs in connection with Amendment No. 3 to the Revolving Credit Facility.
(e)Represents litigation and other professional fees associated with our EO sterilization facilities. Amounts presented for the three months ended March 31, 2023 have been adjusted to exclude interest expense, net associated with Term Loan B attributable to the loan proceeds that were used to fund the $408.0 million Illinois EO litigation settlement.
(f)Represents non-cash accretion of asset retirement obligations related to Co-60 and gamma processing facilities, which are based on estimated site remediation costs for any future decommissioning of these facilities and are accreted over the life of the asset.
(g)Represents the income tax impact of adjustments calculated based on the tax rate applicable to each item. We eliminate the effect of tax rate changes as applied to tax assets and liabilities and unusual items from our presentation of adjusted net income.
(h)Interest expense, net presented in this reconciliation for the three months ended March 31, 2023 has been adjusted to conform to the current year presentation to include interest expense, net on Term Loan B attributable to the loan proceeds that were used to fund the $408.0 million Illinois EO litigation settlement.
(i)Includes depreciation of Co-60 held at gamma irradiation sites.
(j)Represents the difference between income tax provision or benefit as determined under U.S. GAAP and the income tax provision or benefit associated with pre-tax adjustments described in footnote (g).
(k)$23.8 million and $22.9 million of the adjustments for the three months ended March 31, 2024 and 2023, respectively, are included in cost of revenues, primarily consisting of amortization of intangible assets, depreciation, and accretion of asset retirement obligations.

Sotera Health Company
Non-GAAP Financial Measures
(in thousands, except Net Leverage)
(unaudited)

	As of March 31,	As of December 31,
	2024	2023
Current portion of long-term debt	$4,808	$4,797
Long-term debt	$2,224,611	$2,223,674
Current portion of finance leases	1,490	8,771
Finance leases less current portion	90,858	63,793
Total Debt	$2,321,767	$2,301,035

Less: cash and cash equivalents	(261,133)	(296,407)
Net Debt	$2,060,634	$2,004,628

Adjusted EBITDA(a)	$541,505	$528,029
Net Leverage	3.8x	3.8x
(a)Represents adjusted EBITDA for the twelve months ended March 31, 2024 and December 31, 2023, respectively. Refer to the reconciliation of net income (the most comparable GAAP measure) to Adjusted EBITDA on the following page.

Sotera Health Company
Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Twelve months ended
	March 31, 2024	December 31, 2023
Net income	$54,857	$51,376
Amortization of intangible assets	80,865	81,348
Share-based compensation(a)	33,673	32,364
Gain on foreign currency and derivatives not designated as hedging instruments, net(b)	(857)	(1,552)
Business optimization expenses(c)	5,485	7,662
Refinancing and secondary offering costs(d)	1,807	—
Professional services relating to EO sterilization facilities(e)	37,679	45,312
Georgia EO litigation settlement(f)	35,000	35,000
Accretion of asset retirement obligations(g)	2,483	2,413
Income tax benefit associated with pre-tax adjustments(h)	(46,893)	(49,597)
Adjusted Net Income	204,099	204,326
Interest expense, net(i)	155,779	142,878
Depreciation(j)	77,952	76,577
Income tax provision applicable to Adjusted Net Income(k)	103,675	104,248
Adjusted EBITDA(l)	$541,505	$528,029

Net Revenues	$1,076,874	$1,049,288
Adjusted EBITDA Margin	50.3%	50.3%
(a)Represents share-based compensation expense to employees and Non-Employee Directors.
(b)Represents the effects of (i) fluctuations in foreign currency exchange rates and (ii) non-cash mark-to-fair value of embedded derivatives relating to certain customer and supply contracts at Nordion.
(c)Represents (i) certain costs related to acquisitions and the integration of recent acquisitions, (ii) the earnings impact of fair value adjustments (excluding those recognized within amortization expense) resulting from the businesses acquired, (iii) transition services income and non-cash deferred lease income associated with the terms of the divestiture of the Medical Isotopes business in 2018, (iv) professional fees and other costs associated with business optimization, cost saving and other process enhancement projects, and (v) professional fees, payroll costs, and other costs, including ongoing lease and utility expenses associated with the closure of the Willowbrook, Illinois facility. The twelve months ended December 31, 2023 includes a $1.0 million cancellation fee received from a tenant in connection with the termination of an office space lease at the Nordion facility.
(d)The twelve months ended March 31, 2024 includes $1.1 million of expenses incurred in connection with the secondary offering of our common stock that closed on March 4, 2024 and write-off of unamortized debt issuance costs in connection with Amendment No. 3 to the Revolving Credit Facility.
(e)Represents litigation and other professional fees associated with our EO sterilization facilities. Amounts presented for the twelve months ended March 31, 2024 and December 31, 2023 have been adjusted to exclude interest expense, net associated with Term Loan B attributable to the loan proceeds that were used to fund the $408.0 million Illinois EO litigation settlement.
(f)Represents the cost to settle 79 pending EO claims against Sterigenics U.S., LLC and Sotera Health LLC in Georgia under a Settlement Term Sheet entered into on December 21, 2023.
(g)Represents non-cash accretion of asset retirement obligations related to Co-60 and gamma processing facilities, which are based on estimated site remediation costs for any future decommissioning of these facilities and are accreted over the life of the asset.
(h)Represents the income tax impact of adjustments calculated based on the tax rate applicable to each item. We eliminate the effect of tax rate changes as applied to tax assets and liabilities and unusual items from our presentation of adjusted net income.
(i)Interest expense, net presented in this reconciliation for the twelve months ended March 31, 2024 and December 31, 2023 has been adjusted to conform to the current year presentation to include interest expense, net on Term Loan B attributable to the loan proceeds that were used to fund the $408.0 million Illinois EO litigation settlement.
(j)Includes depreciation of Co-60 held at gamma irradiation sites.
(k)Represents the difference between income tax provision or benefit as determined under U.S. GAAP and the income tax provision or benefit associated with pre-tax adjustments described in footnote (h).
(l)$95.0 million and $94.1 million of the adjustments for the twelve months ended March 31, 2024 and December 31, 2023, respectively, are included in cost of revenues, primarily consisting of amortization of intangible assets, depreciation, and accretion of asset retirement obligations.